Exhibit 1
                                                                       ---------

                         FRANCISCO LOZANO NORIEGA, ESQ.

                            TOMAS LOZANO MOLINA, ESQ.

                        G. SCHILA OLIVERA GONZALEZ, ESQ.

          NOTARIES No. 87, No. 10, AND No. 207 OF THE FEDERAL DISTRICT

                          AND FOR FEDERAL REAL PROPERTY



EVIDENTIARY COPY OF A RECORDED DOCUMENT THAT CONTAINS A GENERAL POWER OF ATTORNEY WITH A POWER OF SUBSTITUTION GRANTED BY (MRS.) MARIA DE LAS NIEVES FERNANDEZ GONZALEZ TO MR. CARLOS FERNANDEZ GONZALEZ.



         276,746

         10,327

         1,999

                         FRANCISCO LOZANO NORIEGA, ESQ.

                            TOMAS LOZANO MOLINA, ESQ.

                        G. SCHILA OLIVERA GONZALEZ, ESQ.

                                    NOTARIES

                        MEXICO CITY, THE FEDERAL DISTRICT



TOMAS LOZANO MOLINA, ESQ., NOTARY No. 10 OF MEXICO CITY, THE FEDERAL DISTRICT, THE UNITED MEXICAN STATES

VOLUME TEN THOUSAND THREE HUNDRED AND TWENTY-SEVEN.      TLM/AES

TWO HUNDRED AND SEVENTY-SIX THOUSAND SEVEN HUNDRED AND FORTY-SIX.

IN MEXICO CITY, THE FEDERAL DISTRICT, on the thirteenth day of December in the year nineteen hundred and ninety-nine.

I, TOMAS LOZANO MOLINA, Notary Number Ten of the Federal District, do record:

A GENERAL POWER OF ATTORNEY WITH A POWER OF SUBSTITUTION

granted by

(MRS.) MARIA DE LAS NIEVES FERNANDEZ GONZALEZ

to

MR. CARLOS FERNANDEZ GONZALEZ

in order that he may exercise the following



                                     POWERS:

         ARTICLE ONE

A general power of attorney for actions and proceedings, with all such general powers, and even such special powers, as the law may require a special power of attorney or a special clause in accordance with the first paragraph of Article Two Thousand Five Hundred and Fifty-Four of the Civil Code in force in the federal District and the equivalent thereto in all of the States of the Republic of Mexico.

Set forth as examples and not in a limitative manner, among other powers, the following are mentioned:

I. To bring and the dismiss all manner of proceedings, including appeals;

II. To makes settlement;

III. To submit to arbitrators;

IV. To pose and to answer interrogatories, including in labor matters;

V. To make challenges;

VI. To transfer assets;

VII. To receive payments;

VIII. To submit accusations and grievances in criminal matters and to withdraw them when the law so permits;

IX. To join as a civil party with the office of the prosecutor and to demand civil damages.

         ARTICLE TWO

The faculty referred to in the preceding article shall be exercised in relation to private parties and before all manner of administrative or judicial authorities, including those of a federal or local character, as well as before conciliation and arbitration panels, whether local or federal, and labor authorities.

         ARTICLE THREE

A general power of attorney for acts of administration in accordance with the second paragraph of the mentioned Article Two Thousand Five Hundred and Fifty-Four of the Civil Code.

         ARTICLE FOUR

A power of attorney in labor matters, with express powers to pose and to answer interrogatories, in accordance with that provided for in Article Seven Hundred and Eighty-Six of the Federal Labor Law, with powers to manage labor relations and to conciliate in accordance with that provided for in Article Eleven and in Sections One and Six of Article Eight Hundred and Seventy-Six of the mentioned law, as well as to appear before the courts, in accordance with Sections One, Two, and Three of Article Six Hundred and Ninety-Two and Article Eight Hundred and Seventy-Eight of the mentioned law.

         ARTICLE FIVE

A general power of attorney for acts of dominium in accordance with the third paragraph of the mentioned article of the Civil Code.

         ARTICLE SIX

A power of attorney to issue and to sign debt instruments in accordance with the terms of Article Ninety of the General Law on Credit Transactions and Instruments.

         ARTICLE SEVEN

A power to grant general and special powers of attorney and to revoke either.

         ARTICLE EIGHT

The power to grant, to such persons as they may designate as attorneys-in-fact, the power to effect substitution, in turn, for such powers as they may grant.

I DO CERTIFY:

I. That I know the appearing party and I believe that she has legal capacity to make his record.

II. That, with respect to her background information, upon her being admonished as to the penalties incurred by such persons as make false declarations, the appearing party stated that she is:

A Mexican by birth, originating from Mexico City, the Federal District, at which place she was born on the nineteenth day of June in the year nineteen hundred and sixty-eight, and that she is unmarried, a designer, a resident of this city, with her domicile at the street address of Calle Schiller number two hundred and fifty-five, sixth floor, the Colonia Palanco section.

III. That, upon reading aloud and explaining this recorded document to the appearing party, she stated that she accepted it, and she has signed it in my presence on the twelfth day of January in the year two thousand.

UPON WHICH, I HAVE DEFINITIVELY AUTHORIZED IT.

I DO SO ATTEST.

One signature.

T. Lozano Molina.                  Flourish or initials.

The authorizing seal.

In order to comply with that provided for in Article Two Thousand Five Hundred and Fifty-Four of the Civil Code in force in the Federal District, the following is transcribed:

                         FRANCISCO LOZANO NORIEGA, ESQ.

                            TOMAS LOZANO MOLINA, ESQ.

                        G. SCHILA OLIVERA GONZALEZ, ESQ.

                                    NOTARIES

                        MEXICO CITY, THE FEDERAL DISTRICT



TOMAS LOZANO MOLINA, ESQ., NOTARY No. 10 OF MEXICO CITY, THE FEDERAL DISTRICT, THE UNITED MEXICAN STATES


         "Article 2,554

In all general powers of attorney for actions and proceedings, it shall be sufficient to set forth that they are granted with all such general and special powers that may require a special clause in accordance with the law in order for them to be deemed to be granted with no limitation whatsoever.

In general powers of attorney to administer property, it shall be sufficient to set forth that they are granted with this character in order for the attorney-in-fact to hold all manner of powers of administration.

In general powers of attorney to exercise acts of dominium it shall be sufficient to set forth that they are granted with this character in order for the attorney-in-fact to hold all manner of powers of ownership, both with respect to the property as well as for executing all manner of transactions for the purpose safeguarding it.

In the three cases mentioned above, when it is desired that a limitation be placed on the powers of the attorneys-in-fact, such limitations shall be set forth, or the powers shall be special.

Notaries shall insert this article into all evidentiary copies of the powers of attorney that they issue."

I DO ISSUE THIS THIRD EVIDENTIARY COPY  (THIRD COPY, IN SEQUENTIAL ORDER)

FOR THE ATTORNEY-IN-FACT, MR. CARLOS FERNANDEZ GONZALEZ

ON THREE PAGES.

IN MEXICO CITY, THE FEDERAL DISTRICT, ON THE NINETEENTH DAY OF JANUARY IN THE YEAR TWO THOUSAND.

PROOFREAD. I DO SO ATTEST.



TOMAS LOZANO MOLINA, ESQ., NOTARY No. 10 OF MEXICO CITY, THE FEDERAL DISTRICT, THE UNITED MEXICAN STATES